                                                                    EXHIBIT g(4)
John Hancock Variable Series Trust I

Michele G. Van Leer
Chairman and Chief Executive Officer

[JOHN HANCOCK LOGO APPEARS HERE]


                                                  July 28, 1999

State Street Bank and Trust Company
P.O. Box 9111
Boston, MA  02209-9111
Attention:  William Marvin

Re:  Amended and Restated Custodian Agreement
     dated as of January 30, 1995, as amended
     ----------------------------------------

Gentlemen:

     This letter will memorialize our mutual agreement to add to the above-referenced Custodian Agreement, effective as of August 1, 1999, the following eight portfolios of the John Hancock Variable Series Trust I: Large Cap Aggressive Growth Portfolio, Small/Mid Cap Value Portfolio, Large Cap Value CORE Portfolio, International Equity Portfolio, Aggressive Balanced Portfolio, Mid Cap Blend Portfolio, Fundamental Mid Cap Growth Portfolio, and Large/Mid Cap Value Portfolio. In addition, effective August 1, 1999, Morgan Stanley Dean Witter Investment Management Inc. will become the Sub-Investment Manager of the Emerging Markets Equity Portfolio.

     Attached is a revised copy of Appendix A to the Custodian Agreement which reflects all of the Portfolios that are now subject to the Custodian Agreement, including the eight portfolios named above. Please substitute copies of the attached Appendix A for the old copies of Appendix A in your files.

     Kindly acknowledge receipt of this letter and the attachment, and your agreement with the terms hereof, by signing and returning the duplicate of this letter. Thank you.

                                                  Sincerely,
                                                  JOHN HANCOCK VARIABLE
                                                  SERIES TRUST I



                                                  Michele G. Van Leer
                                                  Chairman and CEO
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Received and agreed to:
STATE STREET BANK AND TRUST COMPANY



By:
      -----------------------
Name:
      -----------------------
Title:
      -----------------------
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                                   APPENDIX A

          Name of Portfolio           Portfolio Sub-Manager
          -----------------           ---------------------

 1.  International Equity Index
     Portfolio                     Independence International Associates, Inc.
 2.  Diversified Mid Cap Growth
     Portfolio                     John Hancock Advisers, Inc.
 3.  Small Cap Growth Portfolio    John Hancock Advisers, Inc.
 4.  Small Cap Value Portfolio     INVESCO Management & Research, Inc.
 5.  Mid Cap Growth Portfolio      Janus Capital Corporation
 6.  Mid Cap Value Portfolio       Neuberger & Berman L.P.
 7.  International Balanced
     Portfolio                     Brinson Partners, Inc.
 8.  International Opportunities
     Portfolio                     Rowe Price-Fleming International, Inc.
 9.  Large Cap Value Portfolio     T. Rowe Price Associates, Inc.
10.  Strategic Bond Portfolio      J.P. Morgan Investment Management Inc.
11.  Equity Index Portfolio        State Street Bank and Trust Company
12.  Managed Portfolio             Independence Investment Associates, Inc.
13.  Money Market Portfolio        John Hancock Mutual Life Insurance Company
14.  Large Cap Growth Portfolio    Independence Investment Associates, Inc.
15.  Growth and Income Portfolio   Independence Investment Associates, Inc.
16.  Real Estate Equity Portfolio  Independence Investment Associates, Inc.
17.  Short Term Bond Portfolio     Independence Investment Associates, Inc.
18.  Sovereign Bond Portfolio      John Hancock Advisers, Inc.
19.  Small/Mid Cap CORE Portfolio  Goldman Sachs Asset Management (a division of
                                   Goldman, Sachs & Co.)
20.  High Yield Bond Portfolio     Wellington Management Company, LLP
21.  Bond Index Portfolio          Mellon Bond Associates, LLP
22.  Global Equity Portfolio       Scudder Kemper Investments, Inc.
23.  Emerging Markets Equity
     Portfolio                     Morgan Stanley Dean Witter Investment
                                   Management Inc.
24.  Large Cap Aggressive Growth
     Portfolio                     Alliance Capital Management L.P.
25.  Small/Mid Cap Value
     Portfolio                     The Boston Company Asset Management LLC
26.  Large Cap Value CORE
     Portfolio                     Goldman Sachs Asset Management (a division of
                                   Goldman, Sachs & Co.)
27.  International Equity
     Portfolio                     Goldman Sachs Asset Management (a division of
                                   Goldman, Sachs & Co.)
28.  Aggressive Balanced
     Portfolio                     Independence Investment Associates, Inc.
29.  Mid Cap Blend Portfolio       Independence Investment Associates, Inc.
30.  Fundamental Mid Cap Growth
     Portfolio                     OppenheimerFunds, Inc.
31.  Large/Mid Cap Value
     Portfolio                     Wellington Management Company, LLP